Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 22, 2026, with respect to the consolidated financial statements included in the Annual Report of China Automotive Systems, Inc. on Form 20-F for the year ended December 31, 2025.  We consent to the incorporation by reference of said report in the Registration Statements of China Automotive Systems, Inc. on Form S-8 (File No. 333-126959).

/s/ Grant Thornton Zhitong Certified Public Accountants LLP
Shanghai, the People’s Republic of China
April 22, 2026